UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		May 18, 2018

HAMILTON BEACH BRANDS HOLDING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	001-38214	31-1236686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4421 WATERFRONT DR. GLEN ALLEN, VA		23060
(Address of principal executive offices)		(Zip code)

(804) 273-9777
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

Hamilton Beach Brands Holding Company (the "Company") held its Annual Meeting of Stockholders on May 15, 2018. Reference is made to the Company's 2018 Proxy Statement filed with the Securities Exchange Commission on March 26, 2018 for more information regarding the Proposals set forth below and the vote required for approval of these matters. The matters voted upon and the final results of the vote were as follows:

Proposal 1 - The stockholders elected each of the following eleven nominees to the Board of Directors until the next annual meeting and until their successors are elected:

DIRECTOR	VOTE FOR	VOTE WITHHELD	BROKER NON-VOTES
Mark R. Belgya	44,202,228	724,169	429,677
J.C. Butler, Jr.	42,297,506	2,628,891	429,677
John P. Jumper	42,177,183	2,749,214	429,677
Dennis W. LaBarre	42,027,002	2,899,395	429,677
Michael S. Miller	42,177,145	2,749,252	429,677
Alfred M. Rankin, Jr.	42,352,788	2,573,609	429,677
Roger F. Rankin	42,425,504	2,500,893	429,677
Thomas T. Rankin	42,408,171	2,518,226	429,677
James A. Ratner	42,157,501	2,768,896	429,677
David F. Taplin	41,816,216	3,110,181	429,677
Gregory H. Trepp	42,648,788	2,277,609	429,677

Proposal 2 - The stockholders ratified the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of the Company for 2018:

For	45,328,758
Against	25,564
Abstain	1,752

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 18, 2018		Hamilton Beach Brands Holding Company

		By:	/s/ James H. Taylor
Name: James H. Taylor
Title: Vice President, Chief Financial Officer and Treasurer